EXHIBIT 21


                Subsidiaries of Florida Progress Corporation

                             December 31, 1996


          Name of Subsidiary *                  State of Incorporation
          -------------------                   ----------------------

          Utility segment:

           Florida Power Corporation                   Florida

          Diversified segment:

           Progress Capital Holdings, Inc.             Florida
           Electric Fuels Corporation                  Florida
           Marine Equipment Management Corporation     Delaware
           Progress Rail Services Corporation          Alabama
           Mid-Continent Life Insurance Company        Oklahoma

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          * Each subsidiary does business under its own name.